                                                                  Exhibit (d)(4)

                        DRYDEN SHORT-TERM BOND FUND, INC.

                              MANAGEMENT AGREEMENT

Agreement made the 17/th/ day of July, 2003 between Dryden Short-Term Bond Fund, Inc. (the Fund), a Maryland corporation, and Prudential Investments LLC, a New York limited liability company (the Manager).

                               W I T N E S S E T H

WHEREAS, the Fund is a diversified, open-end management investment company registered under the Investment Company Act of 1940, as amended (the 1940 Act); and

WHEREAS, the Fund desires to retain the Manager to render or contract to obtain as hereinafter provided investment advisory services to the Fund and one or more of its series (individually and collectively with the Fund, referred to herein as the Fund) and the Fund also desires to avail itself of the facilities available to the Manager with respect to the administration of its day-to-day business affairs, and the Manager is willing to render such investment advisory and administrative services;

NOW, THEREFORE, the parties agree as follows:

1. The Fund hereby appoints the Manager to act as manager of the Fund and each series thereof, if any (each, a Portfolio) and as administrator of its business affairs for the period and on the terms set forth in this Agreement. The Manager accepts such appointment and agrees to render the services herein described, for the compensation herein provided. Subject to the approval of the Board of Directors of the Fund, the Manager is authorized to enter into a subadvisory agreement with Prudential Investment Management, Inc., Jennison Associates LLC, or any other subadviser, whether or not affiliated with the Manager (each, a Subadviser), pursuant to which such Subadviser shall furnish to the Fund the investment advisory services in connection with the management of the Fund (each, a Subadvisory Agreement). Subject to the approval of the Board of Directors of the Fund, the Manager is authorized to retain more than one Subadviser for the Fund, and if the Fund has more than one Subadviser, the Manager is authorized to allocate the Fund's assets among the Subadvisers. The Manager will continue to have responsibility for all investment advisory services furnished pursuant to any Subadvisory Agreement. The Fund and Manager understand and agree that the Manager may manage the Fund in a "manager-of-managers" style with either a single or multiple subadvisers, which contemplates that the Manager will, among other things and pursuant to an Order issued by the Securities and Exchange Commission (SEC): (i) continually evaluate the performance of each Subadviser to the Fund, if applicable, through quantitative and qualitative analysis and consultations with such Subadviser;
(ii) periodically make recommendations to the Board as to whether the contract with one or more Subadvisers should be renewed, modified, or terminated; and
(iii) periodically report to the Board regarding the results of its evaluation and monitoring functions. The Fund recognizes that a Subadviser's services may be terminated or modified pursuant to the "manager-of-managers" process, and that the Manager may appoint a new Subadviser for a Subadviser that is so removed.

2. Subject to the supervision of the Board of Directors, the Manager shall administer the Fund's business affairs and, in connection therewith, shall furnish the Fund with office facilities and with clerical, bookkeeping and recordkeeping services at such office facilities and, subject to Section 1 hereof and any Subadvisory Agreement, the Manager shall manage the investment operations of the Fund and the composition of the Fund's portfolio, including the purchase, retention and disposition thereof, in accordance with the Fund's investment objectives, policies and restrictions as stated in the Fund's SEC registration statement, and subject to the following understandings:

(a) The Manager (or a Subadviser under the Manager's supervision) shall provide supervision of the Fund's investments, and shall determine from time to time what investments or securities will be purchased, retained, sold or loaned by the Fund, and what portion of the assets will be invested or held uninvested as cash.

(b) The Manager, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Articles of Incorporation of the Fund and the Fund's SEC registration statement and with the instructions and directions of the Board of Directors, and will conform to and comply with the requirements of the 1940 Act and all other applicable federal and state laws and regulations. In connection therewith, the Manager shall, among other things, prepare and file (or cause to be prepared and filed) such reports as are, or may in the future be, required by the SEC.

(c) The Manager (or the Subadviser under the Manager's supervision) shall determine the securities and futures contracts to be purchased or sold by the Fund and will place orders pursuant to its determinations with or through such persons, brokers, dealers or futures commission merchants (including but not limited to Prudential Securities Incorporated) in conformity with the policy with respect to brokerage as set forth in the Fund's registration statement or as the Board of Directors may direct from time to time. In providing the Fund with investment supervision, it is recognized that the Manager (or the Subadviser under the Manager's supervision) will give primary consideration to securing the most favorable price and efficient execution. Consistent with this policy, the Manager (or Subadviser under the Manager's supervision) may consider the financial responsibility, research and investment information and other services provided by brokers, dealers or futures commission merchants who may effect or be a party to any such transaction or other transactions to which other clients of the Manager (or Subadviser) may be a party, the size and difficulty in executing an order, and the value of the expected contribution of the broker-dealer to the investment performance of the Fund on a continuing basis. The Manager (or Subadviser) to the Fund each shall have discretion to effect investment transactions for the Fund through broker-dealers (including, to the extent legally permissible, broker-dealers affiliated with the Manager or Subadviser(s)) qualified to obtain best execution of such transactions who provide brokerage and/or research services, as such services are defined in
Section 28(e) of the Securities Exchange Act, as amended (the "1934 Act"), and to cause the Fund to pay any such broker-dealers an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the brokerage or research services provided by such broker-dealer, viewed in light of either that particular investment transaction or the overall responsibilities of the Manager (or the Subadviser) with respect to the Fund and other accounts as to which they or it may exercise investment discretion (as such term is defined in Section 3(a)(35) of the 1934 Act), are reasonable in relation to the amount of commission.

On occasions when the Manager (or a Subadviser under the Manager's supervision) deems the purchase or sale of a security or a futures contract to be in the best interest of the Fund as well as other clients of the Manager (or the Subadviser), the Manager (or Subadviser), to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or futures contracts to be so sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Manager (or the Subadviser) in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

(d) The Manager (or the Subadviser under the Manager's supervision) shall maintain all books and records with respect to the Fund's portfolio transactions and shall render to the Fund's Board of Directors such periodic and special reports as the Board may reasonably request.

(e) The Manager (or the Subadviser under the Manager's supervision) shall be responsible for the financial and accounting records to be maintained by the Fund (including those being maintained by the Fund's Custodian).

(f) The Manager (or the Subadviser under the Manager's supervision) shall provide the Fund's Custodian on each business day information relating to all transactions concerning the Fund's assets.

(g) The investment management services of the Manager to the Fund under this Agreement are not to be deemed exclusive, and the Manager shall be free to render similar services to others.

(h) The Manager shall make reasonably available its employees and officers for consultation with any of the Directors or officers or employees of the Fund with respect to any matter discussed herein, including, without limitation, the valuation of the Fund's securities.

3. The Fund has delivered to the Manager copies of each of the following documents and will deliver to it all future amendments and supplements, if any:

(a) Articles of Incorporation;

(b) By-Laws of the Fund (such By-Laws, as in effect on the date hereof and as amended from time to time, are herein called the "By-Laws");

(c) Certified resolutions of the Board of Directors of the Fund authorizing the appointment of the Manager and approving the form of this agreement;

(d) Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-1A (the Registration Statement), as filed with the SEC relating to the Fund and its shares of common stock, and all amendments thereto; and

(e) Prospectus and Statement of Additional Information of the Fund.

4. The Manager shall authorize and permit any of its officers and employees who may be elected as Directors or officers of the Fund to serve in the capacities in which they are elected. All services to be furnished by the Manager under this Agreement may be furnished through the medium of any such officers or employees of the Manager.

5. The Manager shall keep the Fund's books and records required to be maintained by it pursuant to Paragraph 2 hereof. The Manager agrees that all records that it maintains for the Fund are the property of the Fund, and it will surrender promptly to the Fund any such records upon the Fund's request, provided however that the Manager may retain a copy of such records. The Manager further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by the Manager pursuant to Paragraph 2 hereof.

6. During the term of this Agreement, the Manager shall pay the following expenses:

(i) the salaries and expenses of all employees of the Fund and the Manager, except the fees and expenses of Directors who are not affiliated persons of the Manager or any Subadviser,

(ii) all expenses incurred by the Manager in connection with managing the ordinary course of the Fund's business, other than those assumed by the Fund herein, and

(iii) the fees, costs and expenses payable to a Subadviser pursuant to a Subadvisory Agreement.

The Fund assumes and will pay the expenses described below:

(a) the fees and expenses incurred by the Fund in connection with the management of the investment and reinvestment of the Fund's assets,

(b) the fees and expenses of Directors who are not "interested persons" of the Fund within the meaning of the 1940 Act,

(c) the fees and expenses of the Custodian that relate to (i) the custodial function and the recordkeeping connected therewith, (ii) preparing and maintaining the general accounting records of the Fund and the provision of any such records to the Manager useful to the Manager in connection with the Manager's responsibility for the accounting records of the Fund pursuant to
Section 31 of the 1940 Act and the rules promulgated thereunder, (iii) the pricing or valuation of the shares of the Fund, including the cost of any pricing or valuation service or services which may be retained pursuant to the authorization of the Board of Directors, and (iv) for both mail and wire orders, the cashiering function in connection with the issuance and redemption of the Fund's securities,

(d) the fees and expenses of the Fund's Transfer and Dividend Disbursing Agent that relate to the maintenance of each shareholder account,

(e) the charges and expenses of legal counsel and independent accountants for the Fund,

(f) brokers' commissions and any issue or transfer taxes chargeable to the Fund in connection with its securities and futures transactions,

(g) all taxes and corporate fees payable by the Fund to federal, state or other governmental agencies,

(h) the fees of any trade associations of which the Fund may be a member,

(i) the cost of share certificates representing, and/or non-negotiable share deposit receipts evidencing, shares of the Fund,

(j) the cost of fidelity, directors' and officers' and errors and omissions insurance,

(k) the fees and expenses involved in registering and maintaining registration of the Fund and of its shares with the SEC, and paying notice filing fees under state securities laws, including the preparation and printing of the Fund's registration statement and the Fund's prospectuses and statements of additional information for filing under federal and state securities laws for such purposes,

(l) allocable communications expenses with respect to investor services and all expenses of shareholders' and Directors' meetings and of preparing, printing and mailing reports and notices to shareholders in the amount necessary for distribution to the shareholders,

(m) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund's business, and

(n) any expenses assumed by the Fund pursuant to a Distribution and Service Plan adopted in a manner that is consistent with Rule 12b-1 under the 1940 Act.

7. For the services provided and the expenses assumed pursuant to this Agreement, the Fund will pay to the Manager as full compensation therefor a fee at the annual rate(s) as described on the attached Schedule A with respect to the average daily net assets of the Fund. This fee will be computed daily, and will be paid to the Manager monthly. The Fund shall not pay any fee or other compensation to the Manager for the services provided and the expenses assumed pursuant to this Agreement.

8. The Manager shall not be liable for any error of judgment or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

The Fund shall indemnify the Manager and hold it harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys' fees and amounts reasonably paid in settlements) incurred by the Manager in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Fund or its security holders) arising out of or otherwise based upon any action actually or allegedly taken or omitted to be taken by the Manager in connection with the performance of any of its duties or obligations under this Agreement; provided, however, that nothing contained herein shall protect or be deemed to protect the Manager against or entitle or be deemed to entitle the Manager to indemnification in respect of any liability to the Fund or its security holders to which the Manager would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, by reason of its reckless disregard of their duties and obligations under this Agreement.

9. This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated with respect to the Fund at any time, without the payment of any penalty, by the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or by the Manager at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the Fund. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

10. Nothing in this Agreement shall limit or restrict the right of any officer or employee of the Manager who may also be a Director, officer or employee of the Fund to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or dissimilar nature, nor limit or restrict the right of the Manager to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

11. Except as otherwise provided herein or authorized by the Board of Directors of the Fund from time to time, the Manager shall for all purposes herein be deemed to be an independent contractor, and shall have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

12. During the term of this Agreement, the Fund agrees to furnish the Manager at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders of the Fund or the public, which refer in any way to the Manager, prior to use thereof and not to use such material if the Manager reasonably objects in writing within five business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of this Agreement, the Fund will continue to furnish to the Manager copies of any of the above-mentioned materials which refer in any way to the Manager. Sales literature may be furnished to the Manager hereunder by first-class or overnight mail, facsimile transmission equipment or hand delivery. The Fund shall furnish or otherwise make available to the Manager such other information relating to the business affairs of the Fund as the Manager at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.

13. This Agreement may be amended by mutual consent, but the consent of the Fund must be obtained in conformity with the requirements of the 1940 Act.

14. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Manager at Gateway Center Three, 100 Mulberry Street, 4th Floor, Newark, NJ 07102-4077, Attention: Secretary; or (2) to the Fund at Gateway Center Three, 100 Mulberry Street, Newark, NJ 07102-4077,
Attention: President.

15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16. The Fund may use the name "Dryden Short-Term Bond Fund, Inc." or any name including the words "Jennison," "Dryden," or "JennisonDryden," or "Prudential" only for so long as this Agreement or any extension, renewal or amendment hereof remains in effect, including any similar agreement with any organization which shall have succeeded to the Manager's business as Manager or any extension, renewal or amendment thereof remain in effect. At such time as such an agreement shall no longer be in effect, the Fund will (to the extent that it lawfully can) cease to use such a name or any other name indicating that it is advised by, managed by or otherwise connected with the Manager, or any organization which shall have so succeeded to such businesses. In no event shall the Fund use the name Dryden Short-Term Bond Fund, Inc." or any name including the words "Jennison," "Dryden," "JennisonDryden," or "Prudential" if the Manager's function is transferred or assigned to a company of which The Prudential Insurance Company of America does not have control.

17. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act, shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement, is related by rules, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year above written.

DRYDEN SHORT-TERM BOND FUND, INC.
By:
Name:    Judy A. Rice
         President

PRUDENTIAL INVESTMENTS LLC
By:
         Robert F. Gunia
         Executive Vice President
         and Chief Administrative Officer

                                   SCHEDULE A

                                            Annual Fee Rate
Dryden Short-Term Bond Fund, Inc.
-Dryden Short-Term Corporate Bond Fund      .40%
-Dryden Ultra Short Bond Fund               .60% of up to $1 billion
                                            .55% over $1 billion

Schedule dated July 17, 2003

                        DRYDEN SHORT-TERM BOND FUND, INC.

                              SUBADVISORY AGREEMENT

Agreement made as of this 17/th/ day of July, 2003 between Prudential Investments LLC (PI or the Manager), a New York limited liability company and Prudential Investment Management, Inc. (PIM or the Subadviser),

WHEREAS, the Manager has entered into a Management Agreement (the Management Agreement) dated July 17, 2003, with Dryden Short-Term Bond Fund, Inc., a Maryland corporation (the Fund) and a diversified, open-end management investment company registered under the Investment Company Act of 1940 as amended (the 1940 Act), pursuant to which PI acts as Manager of the Fund; and

WHEREAS, the Manager desires to retain the Subadviser to provide investment advisory services to the Fund and one or more of its series as specified in Schedule A hereto (individually and collectively, with the Fund, referred to herein as the Fund) and to manage such portion of the Fund as the Manager shall from time to time direct, and the Subadviser is willing to render such investment advisory services; and

NOW, THEREFORE, the Parties agree as follows:

1. (a) Subject to the supervision of the Manager and the Board of Directors of the Fund, the Subadviser shall manage such portion of the Fund's portfolio, including the purchase, retention and disposition thereof, in accordance with the Fund's investment objectives, policies and restrictions as stated in its then current prospectus and statement of additional information (such Prospectus and Statement of Additional Information as currently in effect and as amended or supplemented from time to time, being herein called the "Prospectus"), and subject to the following understandings:

(i) The Subadviser shall provide supervision of such portion of the Fund's investments as the Manager shall direct, and shall determine from time to time what investments and securities will be purchased, retained, sold or loaned by the Fund, and what portion of the assets will be invested or held uninvested as cash.

(ii) In the performance of its duties and obligations under this Agreement, the Subadviser shall act in conformity with the copies of the Articles of Incorporation, By-Laws and Prospectus of the Fund provided to it by the Manager (the Fund Documents) and with the instructions and directions of the Manager and of the Board of Directors of the Fund, co-operate with the Manager's (or its designee's) personnel responsible for monitoring the Fund's compliance and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended, and all other applicable federal and state laws and regulations. In connection therewith, the Subadviser shall, among other things, prepare and file such reports as are, or may in the future be, required by the Securities and Exchange Commission (the Commission). The Manager shall provide Subadviser timely with copies of any updated Fund documents.

(iii) The Subadviser shall determine the securities and futures contracts to be purchased or sold by such portion of the Fund's portfolio, as applicable, and will place orders with or through such persons, brokers, dealers or futures commission merchants (including but not limited to Prudential Securities Incorporated (or any broker or dealer affiliated with the Subadviser) to carry out the policy with respect to brokerage as set forth in the Fund's Prospectus or as the Board of Directors may direct from time to time. In providing the Fund with investment supervision, it is recognized that the Subadviser will give primary consideration to securing the most favorable price and efficient execution. Within the framework of this policy, the Subadviser may consider the financial responsibility, research and investment information and other services provided by brokers, dealers or futures commission merchants who may effect or be a party to any such transaction or other transactions to which the Subadviser's other clients may be a party. The Manager (or Subadviser) to the Fund each shall have discretion to effect investment transactions for the Fund through broker-dealers (including, to the extent legally permissible, broker-dealers affiliated with the Subadviser(s)) qualified to obtain best execution of such transactions who provide brokerage and/or research services, as such services are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and to cause the Fund to pay any such broker-dealers an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the brokerage or research services provided by such broker-dealer, viewed in light of either that particular investment transaction or the overall responsibilities of the Manager (or the Subadviser) with respect to the Fund and other accounts as to which they or it may exercise investment discretion (as such term is defined in Section 3(a)(35) of the 1934 Act), are reasonable in relation to the amount of commission.

On occasions when the Subadviser deems the purchase or sale of a security or futures contract to be in the best interest of the Fund as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or futures contracts to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

(iv) The Subadviser shall maintain all books and records with respect to the Fund's portfolio transactions effected by it as required by subparagraphs
(b)(5), (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act, and shall render to the Fund's Board of Directors such periodic and special reports as the Directors may reasonably request. The Subadviser shall make reasonably available its employees and officers for consultation with any of the Directors or officers or employees of the Fund with respect to any matter discussed herein, including, without limitation, the valuation of the Fund's securities.

(v) The Subadviser or an affiliate shall provide the Fund's Custodian on each business day with information relating to all transactions concerning the portion of the Fund's assets it manages, and shall provide the Manager with such information upon request of the Manager.

(vi) The investment management services provided by the Subadviser hereunder are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others. Conversely, the Subadviser and Manager understand and agree that if the Manager manages the Fund in a "manager-of-managers" style, the Manager will, among other things, (i) continually evaluate the performance of the Subadviser through quantitative and qualitative analysis and consultations with the Subadviser, (ii) periodically make recommendations to the Fund's Board as to whether the contract with one or more subadvisers should be renewed, modified, or terminated, and (iii) periodically report to the Fund's Board regarding the results of its evaluation and monitoring functions. The Subadviser recognizes that its services may be terminated or modified pursuant to this process.

(vii) The Subadviser acknowledges that the Manager and the Fund intend to rely on Rule 17a-10, Rule 10f-3, Rule 12d3-1 and Rule 17e-1 under the 1940 Act, and the Subadviser hereby agrees that it shall not consult with any other subadviser to the Fund with respect to transactions in securities for the Fund's portfolio or any other transactions of Fund assets.

The Subadviser further acknowledges that it shall not consult with any other subadviser of the Fund that is a principal underwriter or an affiliated person of a principal underwriter with respect to transactions in securities for the Fund's portfolio or any other transaction of Fund assets, and that its investment advisory responsibilities as set forth in this Agreement are limited to such discrete portion of the Fund's portfolio as determined by the Manager.

(b) The Subadviser shall authorize and permit any of its directors, officers and employees who may be elected as Directors or officers of the Fund to serve in the capacities in which they are elected. Services to be furnished by the Subadviser under this Agreement may be furnished through the medium of any of such directors, officers or employees.

(c) The Subadviser shall keep the Fund's books and records required to be maintained by the Subadviser pursuant to paragraph 1(a) hereof and shall timely furnish to the Manager all information relating to the Subadviser's services hereunder needed by the Manager to keep the other books and records of the Fund required by Rule 31a-1 under the 1940 Act or any successor regulation. The Subadviser agrees that all records which it maintains for the Fund are the property of the Fund, and the Subadviser will surrender promptly to the Fund any of such records upon the Fund's request, provided, however, that the Subadviser may retain a copy of such records. The Subadviser further agrees to preserve for the periods prescribed by Rule 31a-2 of the Commission under the 1940 Act or any successor regulation any such records as are required to be maintained by it pursuant to paragraph 1(a) hereof.

(d) In connection with its duties under this Agreement, the Subadviser agrees to maintain adequate compliance procedures to ensure its compliance with the 1940 Act, the Investment Advisers Act of 1940, as amended, and other applicable state and federal regulations.

(e) The Subadviser shall furnish to the Manager copies of all records prepared in connection with (i) the performance of this Agreement and (ii) the maintenance of compliance procedures pursuant to paragraph 1(d) hereof as the Manager may reasonably request.

(f) The Subadviser shall be responsible for the voting of all shareholder proxies with respect to the investments and securities held in the Fund's portfolio, subject to such reporting and other requirements as shall be established by the Manager.

2. The Manager shall continue to have responsibility for all services to be provided to the Fund pursuant to the Management Agreement and, as more particularly discussed above, shall oversee and review the Subadviser's performance of its duties under this Agreement. The Manager shall provide (or cause the Fund's custodian to provide) timely information to the Subadviser regarding such matters as the composition of assets in the portion of the Fund managed by the Subadviser, cash requirements and cash available for investment in such portion of the Fund, and all other information as may be reasonably necessary for the Subadviser to perform its duties hereunder (including any excerpts of minutes of meetings of the Board of Directors of the Fund that affect the duties of the Subadviser).

3. For the services provided and the expenses assumed pursuant to this Agreement, the Manager shall pay the Subadviser as full compensation therefor, a fee equal to the percentage of the Fund's average daily net assets of the portion of the Fund managed by the Subadviser as described in the attached Schedule A. Liability for payment of compensation by the Manager to the Subadviser under this Agreement is contingent upon the Manager's receipt of payment from the Fund for management services described under the Management Agreement between the Fund and the Manager. Expense caps or fee waivers for the Fund that may be agreed to by the Manager, but not agreed to by the Subadviser, shall not cause a reduction in the amount of the payment to the Subadviser by the Manager.

4. The Subadviser shall not be liable for any error of judgment or for any loss suffered by the Fund or the Manager in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Subadviser's part in the performance of its duties or from its reckless disregard of its obligations and duties under this Agreement, provided, however, that nothing in this Agreement shall be deemed to waive any rights the Manager or the Fund may have against the Subadviser under federal or state securities laws. The Manager shall indemnify the Subadviser, its affiliated persons, its officers, directors and employees, for any liability and expenses, including attorneys' fees, which may be sustained as a result of the Manager's willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the 1940 Act and federal and state securities laws. The Subadviser shall indemnify the Manager, its affiliated persons, its officers, directors and employees, for any liability and expenses, including attorneys' fees, which may be sustained as a result of the Subadviser's willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the 1940 Act and federal and state securities laws.

5. This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated by the Fund at any time, without the payment of any penalty, by the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or by the Manager or the Subadviser at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Management Agreement. The Subadviser agrees that it will promptly notify the Fund and the Manager of the occurrence or anticipated occurrence of any event that would result in the assignment (as defined in the 1940 Act) of this Agreement, including, but not limited to, a change or anticipated change in control (as defined in the 1940 Act) of the Subadviser; provided that the Subadviser need not provide notice of such an anticipated event before the anticipated event is a matter of public record.

Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Manager at Gateway Center Three, 100 Mulberry Street, 4th Floor, Newark, NJ 07102-4077, Attention: Secretary; (2) to the Fund at Gateway Center Three, 4th Floor, 100 Mulberry Street, Newark, NJ 07102-4077,
Attention: Secretary; or (3) to the Subadviser at Gateway Center Two, 100 Mulberry Street, Newark, NJ 07102-4077.

6. Nothing in this Agreement shall limit or restrict the right of any of the Subadviser's directors, officers or employees who may also be a Director, officer or employee of the Fund to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the Subadviser's right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

7. During the term of this Agreement, the Manager agrees to furnish the Subadviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature or other material prepared for distribution to shareholders of the Fund or the public, which refer to the Subadviser in any way, prior to use thereof and not to use material if the Subadviser reasonably objects in writing five business days (or such other time as may be mutually agreed) after receipt thereof. Sales literature may be furnished to the Subadviser hereunder by first-class or overnight mail, facsimile transmission equipment or hand delivery.

8. This Agreement may be amended by mutual consent, but the consent of the Fund must be obtained in conformity with the requirements of the 1940 Act.

9. This Agreement shall be governed by the laws of the State of New York.

10. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act, shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement, is related by rules, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

PRUDENTIAL INVESTMENTS LLC
By:
Name:    Robert F. Gunia
Title:   Executive Vice President
         and Chief Administrative Officer

PRUDENTIAL INVESTMENT MANAGEMENT, INC.
By:
Name:    James J. Sullivan
Title:   Vice President

                                   SCHEDULE A

                        DRYDEN SHORT-TERM BOND FUND, INC.

As compensation for services provided by Prudential Investment Management, Inc., Prudential Investments LLC will pay Prudential Investment Management, Inc. a fee equal, on an annualized basis, to the following:

                                          Advisory Fee

Dryden Short-Term Bond Fund, Inc.
-Dryden Short-Term Corporate Bond Fund,
Inc.                                      .20%
-Dryden Ultra Short Bond Fund             .30% up to $1 billion,
                                          .275% over $1 billion.


Dated as of July 17, 2003.